EXHIBIT 10.3

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR, SUBJECT TO SECTION 11 HEREOF, AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Common Stock of

MELA Sciences, Inc.

Dated as of December 30, 2015 (the "Effective Date")

WHEREAS, MELA Sciences, Inc., a Delaware corporation (the "Company"), has entered into the Credit and Security Agreement (as defined bellow) with MidCap Financial Trust, a Delaware statutory trust, in its capacity as administrative agent for itself and the Lenders (as defined in the Credit and Security Agreement) (the "Warrantholder");

WHEREAS, pursuant to the Credit and Security Agreement and as additional consideration to the Warrantholder for, among other things, its agreements in the Credit and Security Agreement, the Company has agreed to issue to the Warrantholder this Warrant Agreement (this "Agreement"), evidencing the right to purchase shares of the Company's Common Stock (the "Warrant");
NOW, THEREFORE, in consideration of the Warrantholder having executed and delivered the Credit and Security Agreement and provided the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:
SECTION 1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.
(a)            Grant of Purchase Right.  For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to the number of fully paid and non-assessable shares of Common Stock (as defined below) as determined pursuant to Section 1(b) below, at a purchase price per share equal to the Exercise Price (as defined below).  The number and Exercise Price of such shares are subject to adjustment as provided in Section 8.  As used herein, the following terms shall have the following meanings:
"Act" means the Securities Act of 1933, as amended.
"Affiliate" means a business entity that directly or indirectly Controls, is Controlled by, or is under the common Control of a party hereto, and "Control" of an organization or entity shall mean: (i) ownership or direct or indirect control of 50% or more of the outstanding voting shares or other ownership interests of such organization or entity; or (ii) direct or indirect possession of the power to elect or appoint 50% or more of the members of the board of director or other governing body of such organization or other entity.

"Charter" means the Company's Fifth Amended and Restated Certificate of Incorporation, as amended, or other constitutional document, as it may be amended and in effect from time to time.
"Common Stock" means the Company's common stock, $0.001 par value per share, as presently constituted under the Charter, and any class and/or series of Company capital stock for or into which such common stock may be converted or exchanged in a reorganization, recapitalization or similar transaction.
"Credit and Security Agreement" means that certain Credit and Security Agreement of even date herewith among the Company, the several Lenders or entities from time to time Lender parties thereto (including, without limitation, the Warrantholder), and MidCap Financial Trust in its capacity as administrative agent for itself and the Lenders, as amended and/or restated and in effect from time to time.
"Exercise Price" means $1.13, subject to adjustment from time to time in accordance with the provisions of the Warrant.
"June 2015 Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of June 22, 2015, by and among the Company and each purchaser set forth therein.
"Liquid Sale" means the closing of a Merger Event in which the consideration received by the Company and/or its stockholders, as applicable, consists solely of cash and/or Marketable Securities.
"Marketable Securities" in connection with a Merger Event means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by the Warrantholder in connection with the Merger Event were the Warrantholder to exercise the Warrant on or prior to the closing thereof is then traded on a national securities exchange or over-the-counter market, and (iii) following the closing of such Merger Event, the Warrantholder would not be restricted from publicly re-selling all of the issuer's shares and/or other securities that would be received by the Warrantholder in such Merger Event were the Warrantholder to exercise the Warrant in full on or prior to the closing of such Merger Event, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Merger Event.
"Merger Event" means any of the following: (i) a sale, lease or other transfer of all or substantially all assets of the Company, (ii) any merger or consolidation involving the Company in which the Company is not the surviving entity or in which the outstanding shares of the Company's capital stock are otherwise converted into or exchanged for shares of capital stock or other securities or property of another entity or converted into the right to receive cash, or (iii) any sale by holders of the outstanding voting equity securities of the Company in a single transaction or series of related transactions of shares constituting a majority of the outstanding combined voting power of the Company.

"Purchase Price" means, with respect to any exercise of the Warrant, an amount equal to the then-effective Exercise Price multiplied by the number of shares of Common Stock as to which the Warrant is then exercised.

(b)            Number of Shares.  The Warrant shall be exercisable for the purchase of 162,610 shares of Common Stock, subject to adjustment from time to time in accordance with the provisions of this Agreement.

SECTION 2.	TERM OF THE AGREEMENT.
The term of this Agreement and the right to purchase Common Stock as granted herein shall commence on the Effective Date and, subject to Section 8(a) below, shall be exercisable for a period ending upon the fifth anniversary of the Effective Date.
SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.
(a)            Exercise.  The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed.  Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue, at the Company's expense, to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases under the Warrant, if any.  The delivery by the Warrantholder of the Notice of Exercise and the payment of the Purchase Price as provided above shall constitute the Warrantholder's certification to the Company that the Warrantholder's representations contained in Section 10 of this Agreement are true and correct as of the exercise date as if remade in their entirety (or, in the case of any transferee Warrantholder, such transferee Warrantholder's certification to the Company that such representations are true and correct as to such transferee Warrantholder as of the exercise date).  The delivery by the Company of the Acknowledgement of Exercise as provided above shall constitute the Company's certification to the Warrantholder that the Company's representations contained in Section 9 of this Agreement are true and correct as of the exercise date as if remade in their entirety. Except as expressly set forth in this Agreement, the Warrantholder shall not be required to deliver this Agreement in order to effect an exercise of the Warrant hereunder.

The Purchase Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement setting forth the remaining number of shares purchasable hereunder, as determined below ("Net Issuance").  If the Warrantholder elects the Net Issuance method, the Company will issue shares of Common Stock in accordance with the following formula:

X = Y(A-B) A
Where:	X = the number of shares of Common Stock to be issued to the Warrantholder.
Y = the number of shares of Common Stock requested to be exercised under this Agreement.
A = the then-current fair market value of one (1) share of Common Stock at the time of exercise.
B = the then-effective Exercise Price.

For purposes of the above calculation, the current fair market value of shares of Common Stock shall mean with respect to each share of Common Stock:

(i)            (a) at all times when the Common Stock shall be traded on a national securities exchange, the last reported sale price reported on such national securities exchange before the day the current fair market value of the securities is being determined, or (b) at all times when the Common Stock shall not be traded on a national securities exchange, the average of the closing bid and asked prices over the three (3) trading day period ending before the day the current fair market value of the securities is being determined;

(ii)            if the exercise is in connection with a Merger Event, the fair market value of a share of Common Stock shall be deemed to be the per share value received by the holders of the outstanding shares of Common Stock upon the closing of such Merger Event as determined in reasonable good faith by the Company's Board of Directors; or

(iii)            in cases other than as described in the foregoing clauses (i) and (ii), the current fair market value of a share of Common Stock shall be determined in reasonable good faith by the Company's Board of Directors.

In the event of Section 3(a)(ii) or 3(a)(iii) above, the Company's Board of Directors shall prepare a certificate, to be signed by an authorized officer of the Company, setting forth in reasonable detail the basis for and method of determination of the fair market value of a share of Common Stock.  The Company's Board of Directors will also certify to the Warrantholder that this per share fair market value will be applicable to all holders of the Company's Common Stock.  Such certifications must be made to the Warrantholder, in the event of Section 3(a)(ii) above, at least ten (10) business days prior to the proposed effective date of Merger Event, and in the event of Section 3(a)(iii), promptly after exercise of this Warrant.
Upon partial exercise by either cash or Net Issuance, upon request by the Warrantholder and surrender of all or a portion of the Warrant prior to the expiration or earlier termination hereof, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)            Exercise Prior to Expiration.  To the extent the Warrant is not previously exercised as to all shares subject hereto, and if the then-current fair market value of one share of Common Stock is greater than the Exercise Price then in effect, or, in the case of a Liquid Sale, where the value per share of Common Stock (as determined as of the closing of such Liquid Sale in accordance with the definitive agreements executed by the parties in connection with such Merger Event) to be paid to the holders thereof is greater than the Exercise Price then in effect, this Agreement, unless the Warrantholder notifies the Company in writing otherwise, shall be deemed automatically exercised on a Net Issuance basis pursuant to Section 3(a) (even if not surrendered) as of immediately before its expiration determined in accordance with Section 2; provided, however, that the more specific provisions of Section 8(a) shall govern in the case of an automatic exercise upon a Merger Event that is a Liquid Sale.  For purposes of such automatic exercise, the fair market value of one share of Common Stock upon such expiration shall be determined pursuant to Section 3(a).  To the extent the Warrant or any portion hereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.	RESERVATION OF SHARES.
During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the full exercise of the rights to purchase Common Stock as provided for herein.
SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.
No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.
SECTION 6.	NO RIGHTS AS STOCKHOLDER.
Without limitation of any provision hereof, the Warrantholder agrees that this Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of any of the purchase rights set forth in this Agreement.
SECTION 7.	WARRANTHOLDER REGISTRY.
The Company shall maintain a registry showing the name and address of the registered holder of this Agreement.  The Warrantholder's initial address, for purposes of such registry, is set forth in Section 12(g) below.  The Warrantholder may change such address by giving written notice of such changed address to the Company.
SECTION 8.	ADJUSTMENT RIGHTS.
The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment from time to time, as follows:
(a)            Merger Event.  In connection with a Merger Event that is a Liquid Sale where the value per share of Common Stock is greater than the exercise price then in effect, the Warrant shall, on and after the closing thereof, automatically and without further action on the part of any party or other person, represent the right to receive , in lieu of the shares of Common Stock that are issuable hereunder as of immediately prior to the closing of such Merger Event, the consideration payable on or in respect of such shares of Common Stock less the Purchase Price for all such shares of Common Stock (such consideration to include both the consideration payable at the closing of such Merger Event and all deferred consideration payable thereafter, if any, including, but not limited to, payments of amounts deposited at such closing into escrow and payments in the nature of earn-outs, milestone payments or other performance-based payments), and such Merger Event consideration shall be paid to the Warrantholder as and when it is paid to the holders of the outstanding shares of Common Stock; provided, however, in the event of a Merger Event that is an arms length sale of all or substantially all of the Company's assets (and only its assets) to a third party that is not an Affiliate of the Company (a "True Asset Sale"), the Warrantholder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Merger Event, or (b) permit the Warrant to continue for the term of this Agreement if the Company continues as a going concern following the closing of any such True Asset Sale.  In connection with a Merger Event that is not a Liquid Sale, the Company shall cause the successor or surviving entity to assume this Agreement and the obligations of the Company hereunder on the closing thereof, and thereafter the Warrant shall be exercisable for the same number, class, and type of securities or other property as the Warrantholder would have received in consideration for the shares of Common Stock issuable hereunder had it exercised the Warrant in full as of immediately prior to such closing, at an aggregate Exercise Price no greater than the aggregate Exercise Price in effect as of immediately prior to such closing, and subject to further adjustment from time to time in accordance with the provisions of this Agreement.  The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

(b)            Reclassification of Shares.  Except for Merger Events subject to Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes of securities, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.
(c)            Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares for which the Warrant is exercisable shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares for which the Warrant is exercisable shall be proportionately decreased.
(d)            Stock Dividends.  If the Company at any time while this Agreement is outstanding and unexpired shall:
(i)            pay a dividend with respect to the outstanding shares of Common Stock payable in additional shares of Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution, and the number of shares of Common Stock for which the Warrant is exercisable shall be proportionately increased; or
(ii)            make any other dividend or distribution on or with respect to Common Stock, except any dividend or distribution (A) in cash, or (B) specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of the Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.
(e)            Notice of Certain Events.  If: (i) the Company shall declare any dividend or distribution upon its outstanding Common Stock, payable in stock, cash, property or other securities (provided that the Warrantholder in its capacity as lender under the Credit and Security Agreement consents to such dividend); (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights; (iii) the Company shall effect a closing of any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Warrantholder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of outstanding Common Stock; provided, however, in the case of subclause (iii), the Company shall give the Warrantholder notice thereof not later than ten (10) business days prior to the closing thereof setting forth the material terms and conditions thereof, and shall provide the Warrantholder with copies of the draft transaction agreements and other documents in connection therewith and with such other information respecting such proposed Merger Event as may reasonably be requested by the Warrantholder.
(f)            Notice of Adjustments.  Whenever any Exercise Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to the terms hereof, the Company shall prepare a certificate signed by an officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and within thirty (30) days of such adjustment shall cause copies of such certificate to be delivered to the Warrantholder.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.
(a)            Reservation of Common Stock.  The Company covenants and agrees that all shares of Common Stock, if any, that may be issued upon the exercise of the rights represented by the Warrant will, upon issuance, be validly issued and outstanding, fully paid and non-assessable. The Company further covenants and agrees that the Company will, at all times during the term hereof, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the full exercise of the rights represented by the Warrant.  If at any time during the term hereof the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of the Warrant in full, the Company will take such corporate action as may, in the reasonable opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the shares of Common Stock issuable upon exercise of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in the Company's Charter or this Warrant. The Company agrees that it will, and will cause its subsidiaries and representatives to, use their commercially reasonable efforts to list and qualify the shares of Common Stock that are issued to the Warrantholder upon the exercise of this Warrant for trading on NASDAQ or any other securities exchange then applicable as soon as reasonably practicable following the satisfaction of the Company's obligations under the June 2015 Registration Rights Agreement. Except and to the extent as waived or consented to by the Warrantholder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or the June 2015 Registration Rights Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock issuable upon exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.
(b)            Due Authority; No Conflict; Corporate Organization.  The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to the Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company.  The execution, delivery, and performance of this Agreement will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (i) the Company's Charter or current bylaws; (ii) any law or governmental rule, regulation or order applicable to it; (iii) any provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject, or (iv) any contract, obligation, or commitment to which the Company is a party or by which it is bound, or (b) the creation of any lien, charge or encumbrance upon any assets of the Company.  This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, regardless of whether considered in a proceeding in equity or at law. The Company (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted; and (c) is qualified as a foreign corporation in all jurisdictions where such qualification is required.
(c)            Consents and Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.
(d)            Exempt Transaction.  Subject to the accuracy of the Warrantholder's representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.
(e)            Information Rights.  At all times (if any) prior to the earlier to occur of (x) the date on which all shares of Common Stock issued on exercise of the Warrant have been sold, or (y) the expiration or earlier termination of the Warrant, when the Company shall not be required to file reports pursuant to Section 13 or 15(d) of the Exchange Act or shall not have timely filed all such required reports, the Warrantholder shall be entitled to the information rights contained in Section 6.2 of the Credit and Security Agreement, and in any such event Section 6.2 of the Credit and Security Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein; provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Credit and Security Agreement) owed by the Company to the Warrantholder has been repaid.  If at any time up to the earlier of the expiration or earlier termination of this Warrant and the complete exercise of this Warrant, the Company is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall also deliver to the Warrantholder, as soon as available and in any event within 30 days after the end of each fiscal quarter, an updated capitalization table of the Company in form and substance reasonably acceptable to the Warrantholder.
(f)            Rule 144 Compliance.  The Company shall, at all times prior to the earlier to occur of (x) the date of sale or other disposition by the Warrantholder of the Warrant or all shares of Common Stock issued on exercise of the Warrant, or (y)  the expiration or earlier termination of the Warrant if its Warrant has not been exercised in full or in part on such date, timely file all reports required under the 1934 Act and otherwise timely take all actions necessary to permit the Warrantholder to sell or otherwise dispose of the Warrant and the shares of Common Stock issued on exercise hereof pursuant to Rule 144 promulgated under the Act as amended and in effect from time to time, provided that the foregoing shall not apply in the event of a Merger Event following which the successor or surviving entity is not subject to the reporting requirements of the 1934 Act.  If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement in compliance with Rule 144, then, upon the Warrantholder's written request to the Company, the Company shall as soon as a reason ably practicable furnish to the Warrantholder, and in any event within one (1) business day after receipt of such request, a written statement confirming the Company's compliance with the filing and other requirements of such Rule.
(g)            Reports.  The Company has previously furnished or made available to the Warrantholder complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since December 31, 2014 (such reports are collectively referred to herein as the "Company Reports").  The Company Reports constitute all of the documents required to be filed by the Company under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from December 31, 2014 through the date of this Warrant.  The Company Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed.  As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.
This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:
(a)            Investment Purpose.  The Warrant and the shares issued on exercise hereof will be acquired for investment and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.
(b)            Private Issue.  The Warrantholder understands (i) that the Common Stock issuable upon exercise of this Agreement is not, as of the Effective Date, registered under the Act or qualified under applicable state securities laws, and (ii) that the Company's reliance on exemption from such registration is predicated on the representations set forth in this Section 10.
(c)            Financial Risk.  The Warrantholder has such knowledge and experi-ence in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.
(d)            Accredited Investor.  The Warrantholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act, as presently in effect.
(e)            No Short Sales.  The Warrantholder has not at any time on or prior to the Effective Date engaged in any short sales or equivalent transactions in the Common Stock.  The Warrantholder agrees that at all times from and after the Effective Date and on or before the expiration or earlier termination of the Warrant, it shall not engage in any short sales or equivalent transactions in the Common Stock.
SECTION 11.	TRANSFERS.
Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed, together with, at the request of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer may be made pursuant to an available exemption from the registration requirements of the Act and all applicable state securities laws; provided, however, that without the prior written consent of the Company, not to be unreasonably withheld, this Warrant may be transferred only to an Affiliate (as defined below) of the Warrantholder.  Subject to the foregoing, each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company's books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement.  The transfer of this Agreement shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit

III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.  Notwithstanding anything herein or in any legend to the contrary, the Company shall not require an opinion of counsel in connection with any sale, assignment or other transfer by the Warrantholder of this Agreement, the Warrant (or any portion hereof or thereof or any interest herein or therein) or of any shares of Common Stock issued upon any exercise hereof to an Affiliate of the Warrantholder, provided that such Affiliate is an "accredited investor" as defined in Regulation D.

SECTION 12.	MISCELLANEOUS.
(a)            Effective Date.  The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof.  This Agreement shall be binding upon any successors or assigns of the Company.
(b)            Remedies.  In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where the Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.
(c)            No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.
(d)            Additional Documents.  The Company agrees to supply such other documents as the Warrantholder may from time to time reasonably request.
(e)            Attorneys' Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Agreement.  For the purposes of this Section 12(e), attorneys' fees shall include without limitation fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.
(f)            Severability.  In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.
(g)            Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (a) personal delivery to the party to be notified, (b) when sent by confirmed electronic transmission or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, and shall be addressed to the party to be notified as follows:

If to the Warrantholder:
FlexpointMCLS Holdings LLC
676 North Michigan Avenue, Suite 3300
Chicago, IL 6061 1
Re: Mela Sciences, Inc.
Fax: (312) 327-4525
E-Mail: dedelman@flexpointford.com

If to the Company:
Mela Sciences, Inc.
100 Lakeside Drive, Suite 100
Horsham, Pennsylvania 19044
Attention: Christina Allgeier, Chief Financial Officer
Fax: (215) 619-3209
E-Mail: callgeier@melasciences.com

or to such other address as each party may designate for itself by like notice.
(h)            Entire Agreement; Amendments.  This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof.  None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.  This Agreement does not supersede any confidentiality agreement between the Company and the Warrantholder.
(i)            Headings.  The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.
(j)            Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 12(n), 12(o), 12(p) and 12(q).
(k)            No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
(l)            No Waiver.  No omission or delay by the Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Warrantholder at any time designated, shall be a waiver of any such right or remedy to which the Warrantholder is entitled, nor shall it in any way affect the right of the Warrantholder to enforce such provisions thereafter during the term of this Agreement.
(m)            Survival.  All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of the respective parties hereto and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.
(n)            Governing Law.  This Agreement has been negotiated and delivered to the Warrantholder in the State of Delaware, and shall be deemed to have been accepted by the Warrantholder in the State of Delaware.  Delivery of Common Stock to the Warrantholder by the Company under this Agreement is due in the State of Delaware.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
(o)            Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes arising under or in connection with this Agreement be resolved by a judge applying such applicable laws.  EACH OF THE COMPANY AND THE WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY THE COMPANY AGAINST THE WARRANTHOLDER OR ITS ASSIGNEE OR BY THE WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY RELATING TO THIS AGREEMENT.  This waiver extends to all such Claims, including Claims that involve persons or entities other the Company and the Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and the Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.
(p)            Arbitration.  If the Mutual Waiver of Jury Trial set forth in Section 12(o) is ineffective or unenforceable, the parties agree that all Claims shall be submitted to binding arbitration in accordance with the commercial arbitration rules of JAMS (the "Rules"), such arbitration to occur before one arbitrator, which arbitrator shall be a retired Federal court judge.  The decision of the arbitrator shall be binding on the parties, and shall be final and nonappealable to the maximum extent permitted by law.  Any judgment rendered by the arbitrator may be entered in a court of competent jurisdiction and enforced by the prevailing party as a final judgment of such court.
(q)            Pre-arbitration Relief.  In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by binding arbitration.
(r)            Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
(s)            Specific Performance.  The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Warrantholder by reason of the Company's failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by the Warrantholder.  If the Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that the Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
(t)            Lost, Stolen, Mutilated or Destroyed Warrant.  If the Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
(u)            Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to the Warrantholder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrantholder.
(v)            Legends.  To the extent required by applicable laws, the Warrant and the shares of Common Stock issuable hereunder (and the securities issuable, directly or indirectly, upon conversion of such shares of Common Stock, if any) may be imprinted with a restricted securities legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:                                        MELA SCIENCES, INC.

By:         /s/ Michael R. Stewart
Name:             Michael R. Stewart
Title:     President and Chief Executive Officer

WARRANTHOLDER:                                       FLEXPOINT MCLS HOLDINGS LLC

By:       /s/ Daniel Edelman
Name:  Daniel Edelman
Title:  Vice President

EXHIBIT  I

NOTICE  OF  EXERCISE

To:            [____________________________]

(1)	The undersigned Warrantholder hereby elects to purchase [_______] shares of the Common Stock of MELA Sciences, Inc., pursuant to the terms of the Agreement dated the [___] day of [______, _____] (the "Agreement") between MELA Sciences, Inc. and the Warrantholder, and tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any. [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

_________________________________
(Name)

_________________________________
(Address)

WARRANTHOLDER:                                                                                    FLEXPOINT MCLS HOLDINGS LLC

By: ________________________________
Name:
Title:

EXHIBIT II

1.	ACKNOWLEDGMENT OF EXERCISE

The undersigned [____________________________________], hereby acknowledge receipt of the "Notice of Exercise" from FLEXPOINT MCLS HOLDINGS LLC to purchase [____] shares of the Common Stock of MELA Sciences, Inc., pursuant to the terms of the Agreement, and further acknowledges that [______] shares remain subject to purchase under the terms of the Agreement.

COMPANY:                                                                      [_________________]

By:            ________________________________

Title:            ________________________________

Date:            ________________________________

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information.  Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

_________________________________________________________________
(Please Print)

whose address is___________________________________________________

_________________________________________________________________

Dated:            ____________________________________

Holder's Signature:                                        _______________________________

Holder's Address:                                        _______________________________

_____________________________________________________

Signature Guaranteed:                                                      ____________________________________________

NOTE:                          The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.